EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Quantitative Funds
File Number: 811-04526
Registrant CIK Number: 0000799127


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 Identifier S000002913
Class 1 SEC Identifier C000007979
Class 2 SEC Identifier C000007980



Item 73

Distributions per share for which record date passed during the period:


B)      1. Distributions of capital gains 						  $1.999

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $3.262




Series 2 Identifier S000012022
Class 1 SEC Identifier C000032754
Class 2 SEC Identifier C000032755



B)      1. Distributions of capital gains 						  $15.5188

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $30.8640







Series 5 Identifier S000013496
Class 1 SEC Identifier C000036499
Class 2 SEC Identifier C000039426



Item 73

Distributions per share for which record date passed during the period:


B)      1. Distributions of capital gains 						  $9.9764

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $22.3354



